                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Home Director, Inc.

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement on Form SB-2 of our report dated March 8, 2004 (except for Note 16, which is dated April 1, 2004), relating to the consolidated financial statements of Home Director, Inc., which is contained in that
Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
September 10, 2004